EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Post Effective Amendment No. 3 to Registration Statement No. 33-29147 of Duquesne Light Holdings, Inc. on Form S-8 of our report dated June 22, 2006, appearing in this Annual Report on Form 11-K of the Duquesne Light Company 401(k) Retirement Savings Plan for IBEW Represented Employees for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 22, 2006

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